Exhibit 23.7

Christopher Jason MacMahon, PE

WSP USA Inc. (Formally, Golder Associates USA Inc.)

595 Double Eagle Court, Suite 1000

Reno, Nevada 89521

CONSENT OF QUALIFIED PERSON

I, Christopher Jason MacMahon, state that I am responsible for preparing or supervising the preparation of part(s) of the technical report summary titled “Technical Report Summary on the Grassy Mountain Project, Oregon, U.S.A.”, with an effective date of June 30, 2022, as signed and certified by me (the “Grassy Technical Report Summary”).

Furthermore, I state that:

(a)
I consent to the incorporation by reference of the Grassy Technical Report Summary in the annual report on Form 10-K of Paramount Gold Nevada Corp. for the fiscal year ended June 30, 2024 (The “Form-10-K”);

(b)
I consent to the use of my name, or any quotation from or summarization in the Form 10-K of the parts of the Grassy Technical Report Summary for which I am responsible (as listed below), to the incorporation by reference of the Technical Report Summary in the Form 10-K, and in the Registration Statements on Form S-3 (333-275376) and Form S-8 (No. 333-205024 and No. 333-262857) (the “Registration Statements”);

(c)
I confirm that I have read the Form 10-K, and that the Form 10-K fairly and accurately reflect, in the form and context in which it appears, the information in the Grassy Technical Report Summary or in the part(s) thereof for which I am responsible, as listed below.

(d)
The parts of the Grassy Technical Report Summary which I have authored, in full or in part, and to which this consent pertains, are as follows:

•
1.1
•
1.23.1.3
•
1.16.3
•
1.16.4
•
2.3 and 2.4
•
15.3 thru 15.7.2
•
19.1.5.1
•
22.10.3 thru 22.10.5
•
22.16.1.3
•
22.16.2
•
25.4
•
25.5

Dated at Reno, Nevada this 26th of September 2024

_/s/ Christopher MacMahon__________________________

Christopher Jason MacMahon, PE (OR)